Exhibit 10.46

ADVENTRX Pharmaceuticals, Inc. Amended and Restated 2008 Omnibus Incentive Plan

Senior Executive Incentive Stock Option Grant Agreement

THIS SENIOR EXECUTIVE INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of             (the “Grant Date”), is entered into by and between ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and             (the “Grantee”).

1. Grant of Option. The Company hereby grants to the Grantee a stock option (the “Option”) to purchase             shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $            per Share (the “Exercise Price”). The Option is intended to qualify as an incentive stock option under Section 422 of the Code.

2. Subject to the Plan. This Agreement is subject to the provisions of the ADVENTRX Pharmaceuticals, Inc. Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (g) of Section 6.

4. Vesting. The Option shall become vested with respect to 1/48th of the Shares on each monthly anniversary of             ; provided, however, that the Grantee is then providing Services.

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering written notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time. Such notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and nonassessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

(d) Withholding. No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option. The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(e) Notice of Disposition. Grantee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Grantee.

6. Termination of Option

(a) Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability, Involuntary Termination or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to provide Services for any reason other than, as applicable, the Grantee’s Retirement, death, Disability, Involuntary Termination or termination for Cause. Except as provided in paragraphs (b), (c), (d) or (e) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b) Retirement. Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Grantee shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date) or (ii) the expiration of the Option’s term pursuant to Section 3. For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Subsidiaries, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous service with the Company and its Subsidiaries is then equal to at least 70 or (b) if the Committee characterizes such termination as a “Retirement” for purposes of this Agreement. For clarity, this Section 6(b) shall apply only to Grantees who are Employees at the time of termination.

(c) Death. Upon the Grantee’s death, unless the Option has earlier terminated, the Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee’s death or by the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or by the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(e) Involuntary Termination. In the event that the Grantee ceases to provide Services as an Employee by reason of an Involuntary Termination, unless the Option has earlier terminated, the Option shall, immediately prior to such Involuntary Termination, vest and become exercisable with respect to 25% of the total number of Shares subject to this Option (or             Shares), and the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested as of such Involuntary Termination (for clarity, after taking into account the foregoing acceleration provision of this paragraph (e)), provided such exercise occurs by the close of business on the last calendar day of the 12th full calendar month following the date of such Involuntary Termination. For purposes of this Agreement, “Involuntary Termination” shall mean: (i) without the Grantee’s express written consent, an action by the Company’s Board of Directors or external events causing or immediately portending a material reduction or alteration of the Grantee’s duties, position or responsibilities relative to the Grantee’s duties, position or responsibilities in effect immediately prior to such reduction or alteration, or the removal of the Grantee from such position, duties or responsibilities; (ii) without the Grantee’s express written consent, a material reduction by the Company of the Grantee’s base salary as in effect immediately prior to such reduction; (iii) without the Grantee’s express written consent, the relocation of the Grantee’s principal place of employment with the Company by more than fifty (50) miles; or (iv) any termination of the Grantee by the Company without Cause or as a result of the Retirement of the Grantee.

(f) Termination for Cause. Upon termination by the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) of the Grantee’s employment or service relationship for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever. For purposes of this Agreement, “Cause” shall mean (i) any act of personal dishonesty taken by the Grantee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the Grantee; (ii) Grantee’s conviction of a felony that the Company’s Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; (iii) a willful act by the Grantee that constitutes misconduct and is materially injurious to the Company; or (iv) continued willful violations by the Grantee of the Grantee’s obligations to the Company after there has been delivered to the Grantee a written demand for performance from the Company that describes the basis for the Company’s belief that the Grantee has not substantially performed his or her duties.

(g) Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 3 or paragraphs (a), (b), (c), (d) or (e) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b), (c), (d) or (e) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7. Change in Control.

(a) Effect on Option. In the event of a Change in Control, unless the Option has earlier terminated, the Option shall vest and become exercisable with respect to fifty percent (50%) of the then unvested Shares on the day prior to the date of the Change in Control and shall vest and become exercisable with respect to the remaining fifty percent (50%) of the then unvested Shares on the one (1) year anniversary of the Change in Control; provided, however, that the Grantee is then providing Services.

(b) Assumption or Substitution. Subject to paragraph (a) of this Section 7, in the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option (i) shall become fully vested and exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then providing Services or (B) was the subject of an Involuntary Termination in connection with, related to or in contemplation of the Change in Control and (ii) may be exercised, in accordance with paragraph (a) of Section 5, provided such exercise occurs by the close of business on the last calendar day of the 24th full calendar month following the date of such Involuntary Termination.

(c) Tail. Subject to paragraph (a) of this Section 7, in the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), and in the event of an Involuntary Termination of the Grantee within 12 months following the date of the Change in Control, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the close of business on the last calendar day of the 24th full calendar month following the date of such Involuntary Termination.

8. Miscellaneous.

(a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c) Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

ADVENTRX Pharmaceuticals, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal

Notice to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof).

The Company or the Grantee may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

(h) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof), or of the Company or a Subsidiary or a successor company (or a subsidiary or parent thereof) to continue Grantee’s service as such an employee, director or consultant.

(i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

ADVENTRX PHARMACEUTICALS, INC.

By:

Grantee

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